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                                                                EXHIBIT 23.2



                [LETTERHEAD OF TOZZINI, FREIRE, TEIXEIRA E SILVA]




                                                 April 15, 1997

TV Filme, Inc.
c/o ITSA - Intercontinental Telecomunicacoes Ltda.
SCS, Quadra 07 - Bl. A
Ed. Executive Tower - Sala 601
70.300-911 - Brasilia, DF
Brasil

Ladies and Gentlemen:

We hereby consent to the reference to this firm appearing under the heading "Risk Factors - Risk Factors Relating to the Company and the Exchange Offer - Fraudulent Conveyance Considerations" and "Risk Factors - Risk Factors Relating to Brazil - Potential Unenforceability of Civil Liabilities and Judgments" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                             Very truly yours,



                                  TOZZINI, FREIRE, TEIXEIRA E SILVA ADVOGADOS